Exhibit 15.1

CERTIFICATION

I, Dan Goldstein, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 20-F/A of Formula Systems (1985) Ltd.; and

2. Based on my knowledge, this Amendment No. 1 to Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report.

Date: June 30, 2005

/s/ Dan Goldstein —————————————— Dan Goldstein Chairman of the Board and Chief Executive Officer (Principal Executive Officer)